                               EXHIBIT INDEX



Exhibit Number          Description

      99                BankAmerica Corporation
                        press release dated
                        October 19, 1994
                        titled "BankAmerica
                        Third Quarter
                        Earnings."




























4063959

                                                               Exhibit 99
BankAmerica Corporation logo appears here.

BankAmerica Corporation                                              News

                                                              For release:






Contact:      Peter Magnani
              (415) 953-2418

                    BANKAMERICA THIRD QUARTER EARNINGS

      SAN FRANCISCO, October 19, 1994 -- BankAmerica Corporation today reported third-quarter earnings per share of $1.36, an increase of 14 percent from $1.19 for the same period a year ago. Net income for the third quarter of 1994 was $547 million, up 13 percent from the third quarter of 1993. Earnings for the third quarter of 1994 reflected combined operating results since the merger with Continental Bank Corporation on August 31, 1994.

      "BankAmerica Corporation's third quarter results reflected a substantial increase in earnings per share over the third quarter of last year, continued progress in loan growth, and expanded market share in many businesses," Richard M. Rosenberg, Chairman and Chief Executive Officer, said.

      "The completion of the Continental merger gives us significantly improved access to U.S. wholesale customers, particularly in the Midwest. We are pleased that the integration of Continental's operations with BankAmerica's is proceeding smoothly. BankAmerica has already relocated the headquarters of its U.S. corporate banking business to Chicago and we have established Bank of America Illinois, which will be responsible for our private banking and middle-market services in the midwestern United States."

      The corporation's earnings per share for the first nine months of 1994 were $3.95, based on year-to-date net income of $1,585 million, while earnings per share for the first nine months of 1993 were $3.58, based on year-to-date net income of $1,458 million.





                                - more -

Results of Operations
- ---------------------

      Net interest income for the third quarter of 1994 was up $23 million from the amount reported for the third quarter of 1993 due to Continental, which contributed $40 million to net interest income. The corporation's net interest margin for the third quarter of 1994 was 4.51 percent, down 21 basis points from the same period last year, but up slightly from the second quarter of 1994.

      The provision for credit losses was $110 million in the third quarter of 1994, down $68 million from the amount reported in the same period last year. This decrease reflected continued improvement in credit quality in all portfolio sectors.

      Noninterest income for the third quarter of 1994, which included $39 million related to Continental, increased $68 million from the amount reported in the same period last year. This growth primarily reflected an increase in other income that was largely due to the sales of an equity interest in Burns-Fry Holdings Corporation and a Malaysian branch, which resulted in gains of $36 million and $34 million, respectively.

      Noninterest expense for the third quarter of 1994 increased $90 million from the amount reported in the comparable period of 1993 due to Continental, which contributed $51 million, and to $50 million of nonrecurring merger-related expenses. Excluding the effects of the Continental merger, noninterest expense for the third quarter of 1994 decreased $11 million from the third quarter of 1993.


                                    - more -

Balance Sheet Analysis
- ----------------------

      Total loans at September 30, 1994 were up $13.8 billion from the previous quarter, resulting from $11.2 billion of loans obtained in connection with the Continental merger, the majority of which are commercial loans, as well as from continued portfolio growth. Excluding Continental loans, total loan outstandings increased by 2 percent, with growth in numerous loan categories.

      Total nonaccrual assets decreased $138 million, or 6 percent, from their June 30, 1994 level. This decrease was largely due to improved credit quality in most sectors of the corporation's nonaccrual portfolio and the sale of selected real-estate-related assets. Excluding $245 million of nonaccrual assets obtained in connection with the Continental merger, total nonaccrual assets declined $383 million, or 17 percent. In addition, net credit losses for the third quarter of 1994 totaled $106 million, down
$130 million, or 55 percent, from the amount reported in the same period last year.

      Upon consummation of the Continental merger on August 31, 1994, each outstanding share of Continental's common stock was converted into either BankAmerica Corporation's common stock or cash. The total amount of common stock issued in connection with the Continental merger was 21.5 million shares, which included 11.8 million shares of treasury stock previously repurchased in anticipation of the merger. In addition, an aggregate amount of approximately $950 million was paid in cash to Continental common stockholders.

                                  #####

                BankAmerica Corporation and Subsidiaries
                          Financial Highlights


  BankAmerica Corporation's financial information set forth in the following tables reflects the effects of the merger with Continental Bank Corporation (Continental) subsequent to its consummation on August 31, 1994.

  Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," was adopted by the corporation effective January 1, 1994. At that time, certain held-to-maturity securities were transferred to available-for-sale securities. In addition, certain debt-restructuring par bonds and other instruments issued by foreign governments were reclassified from loans to available-for-sale securities and held-to-maturity securities, respectively.

  Financial Accounting Standards Board Interpretation No. 39 (FIN 39), "Offsetting of Amounts Related to Certain Contracts," was also adopted by the corporation effective January 1, 1994. To the extent allowed by FIN 39, the corporation nets unrealized gains and losses on certain off-balance-sheet instruments.

  Since SFAS No. 115 does not allow retroactive application and the corporation has elected not to restate prior periods under FIN 39, prior period amounts have not been restated.

  =====================================================================

                                  Table 1
                            Summary of Results

                                            Third     Second      Third
       (dollar amounts in millions,       Quarter    Quarter    Quarter
       except per share data)                1994       1994       1993
                                          -------    -------    -------
   1   Net income                          $  547     $  525     $  486
   2   Earnings per common and common
         equivalent share                    1.36       1.33       1.19
   3   Earnings per common share --
         assuming full dilution              1.35       1.32       1.18
                                                      Nine Months Ended
                                                           September 30
                                                      -----------------
                                                        1994       1993
                                                      ------     ------
   4   Net income                                     $1,585     $1,458
   5   Earnings per common and common
         equivalent share                               3.95       3.58
   6   Earnings per common share --
         assuming full dilution                         3.93       3.56

                BankAmerica Corporation and Subsidiaries
                          Financial Highlights

                                  Table 2
                             Statistical Data

                                            Third     Second      Third
                                          Quarter    Quarter    Quarter
                                             1994       1994       1993
                                          -------    -------    -------
       Rate of return (based
         on net income) on:
   1   Average total assets                  1.07%      1.08%      1.04%
   2   Average common stockholders'
         equity                             13.12      13.32      12.46
   3   Net interest margin/a/                4.51       4.49       4.72
   4   Full-time-equivalent staff
         at period end (in thousands)        81.9/b/    77.1       80.2
   5   Employees at period
         end (in thousands)                  98.6/b/    93.6       98.0

                                                      Nine Months Ended
                                                           September 30
                                                      -----------------
                                                        1994       1993
                                                      ------    -------
       Rate of return (based
         on net income) on:
   6   Average total assets                             1.07%      1.05%
   7   Average common stockholders'
         equity                                        13.18      13.02
   8   Net interest margin/a/                           4.49       4.71

  ---------------------------------------------------------------------
  /a/ The net interest margin is computed on a taxable-equivalent basis. The taxable-equivalent basis adjustments to net interest income were $6 million, $5 million, and $6 million for the third quarter of 1994, the second quarter of 1994, and the third quarter of 1993, respectively, and $17 million and $16 million for the nine-month periods ended September 30, 1994 and 1993, respectively.

  /b/ Full-time-equivalent staff and employees at period end include 4.2 thousand and 4.6 thousand, respectively, related to the Continental merger.

  ==================================================================

                                 Table 3
                          Credit Quality Ratios

                                         Sept. 30   June 30   Sept. 30
                                             1994      1994       1993
                                         --------   -------   --------
   1   Allowance for credit losses to
         total loans                         2.61%     2.73%      2.95%
   2   Allowance for credit losses to
         total nonaccrual assets           173.96    153.67      94.58
   3   Annualized ratio of net credit
         losses to average total loan
         outstandings for the quarter
         ended                               0.32      0.50       0.76
   4   Annualized ratio of net credit
         losses to average total loan
         outstandings for the year-to-
         date period ended                   0.46      0.54       0.97

                BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                 Table 4
                                 Capital

                                          Sept. 30     June 30     Sept. 30
                                              1994        1994         1993
                                          --------     -------     --------
   1   Total risk-based capital
         ratio/a/                            11.60%/b/   12.11%       11.60%
   2   Tier 1 risk-based capital
         ratio/a/                             7.30/b/     7.56         7.19
   3   Tier 1 leverage ratio/a/               6.64/c/     6.55         6.42
   4   Common stockholders' equity to
         total assets                         7.26        7.14         7.39
   5   Total stockholders' equity to
         total assets                         8.83        8.65         8.98
   6   Total risk-based capital/a/
         (in millions)                     $21,681/b/  $19,656      $18,571
   7   Tier 1 risk-based capital/a/
         (in millions)                      13,542/b/   12,275       11,514

  ---------------------------------------------------------------------
  /a/ Due to the first-quarter 1993 adoption of SFAS No. 109, "Accounting for Income Taxes", core deposit intangibles (CDI) and other identifiable intangibles that are normally deducted from Tier 1 capital under the current guidelines of the federal banking regulators were estimated to be $518 million higher at September 30, 1994 and were $489 million higher at June 30, 1994 and $516 million higher at September 30, 1993, with corresponding increases in deferred taxes. The federal banking regulators have not issued final capital regulations on the adoption of SFAS No. 109 and are currently considering whether such increased intangibles should be deducted from capital. Management believes that the increased amounts of CDI and other identifiable intangibles resulting from the adoption of SFAS No. 109 do not pose a risk to the corporation's capital and should not be deducted from capital in determining capital ratios. Pending final resolution of this issue by the banking regulators, such amounts have not been deducted from capital in determining the capital ratios shown above.

  /b/   Estimated.

  /c/ This leverage ratio is based on period-end total assets rather than average total assets as this ratio is more indicative of future leverage ratios. The ratio using Tier 1 capital based on average total assets was 7.02% at September 30, 1994.

  ========================================================================

                                  Table 5
                      Common and Preferred Stock Data

                                            Sept. 30   June 30   Sept. 30
                                                1994      1994       1993
                                            --------   -------   --------

   1  Book value per common share             $42.02    $40.69     $38.69
   2  Closing price per common share           44.13     45.75      44.00
      Cash dividend per common share:
   3    Quarter-to-date                         0.40      0.40       0.35
   4    Year-to-date                            1.20      0.80       1.05
      Common stock cash dividends
        (in millions):
   5    Quarter-to-date                          140       139        124
   6    Year-to-date                             422       282        372
      Preferred stock cash dividends
        (in millions):
   7    Quarter-to-date                           60        61         61
   8    Year-to-date                             181       121        181
   9  Number of common shares outstanding
        (in thousands)                       370,206   346,909    357,343
      Average number of common and common
        equivalent shares outstanding
        (in thousands)
  10    Quarter-to-date                      357,962   349,721    358,835
  11    Year-to-date                         355,084   353,645    357,057

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights


                                  Table 6
                 Selected Average Balance Sheet Components

                                               Third    Second     Third
                                             Quarter   Quarter   Quarter
      (in millions)                             1994      1994      1993
                                             -------   -------   -------
   1  Loans                                 $129,499  $123,313  $123,288
   2  Earning assets                         168,759   163,922   159,468
   3  Total assets                           203,232   195,619   185,002
   4  Deposits                               145,942   141,478   139,553
   5  Common stockholders' equity             14,719    13,984    13,547
   6  Total stockholders' equity              17,827    16,963    16,526

  =======================================================================

                                  Table 7
                             Business Sectors

                                      Nine Months Ended September 30, 1994(a)
                                    --------------------------------------
   (dollar amounts in billions,                Average    Average   Return
    except for net income which          Net     Total      Total       on
    is in millions)                   Income    Assets   Deposits   Assets
                                    --------   -------   --------  -------

   1   Consumer banking               $  532      $ 54       $ 67     1.31%
   2   Large corporate and
         foreign banking                 532        66         25     1.09
   3   Seafirst Corporation              218        15         12     1.94
   4   Commercial real estate            172         8          2     2.79
   5   Middle market banking             141        10          5     1.86
   6   Other non-California
         banks                            33        23         24     0.19
   7   Private bank                       27         2          4     1.62
   8   Other                             (70)       20          4    (0.48)
                                      ------      ----       ----
                                      $1,585      $198       $143     1.07%
                                      ======      ====       ====

  ------------------------------------------------------------------------
    /a/ Amounts are preliminary and reflect 1994 changes in the corporation's organizational structure and in its business-sector allocation methodologies.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights


                                  Table 8
                             Loan Outstandings

                                            Sept. 30    June 30    Sept. 30
    (in millions)                               1994       1994        1993
                                            --------    -------    --------
     Domestic
     Consumer:
  1    Residential first mortgages/a/       $ 33,033   $ 31,784    $ 30,021
  2    Installment/b/                         16,890     16,229      15,115
  3    Credit card                             7,420      7,169       7,334
  4    Individual lines of credit/b/           8,367      8,235       8,749
  5    Other/b/                                  539        285         278
                                             --------   --------    --------
  6      Total consumer                       66,249     63,702      61,497

     Commercial:
  7    Commercial and industrial/c/           29,021     21,815      20,124
  8    Loans secured by real estate            9,823      9,131       9,381
  9    Construction and development
         loans secured by real estate          3,929      3,742       5,085
 10    Loans for purchasing or carrying
         securities                            1,495      1,683       3,308
 11    Financial institutions                  2,601      1,340       2,099
 12    Lease financing                         1,694      1,678       1,753
 13    Agricultural                            1,721      1,605       1,625
 14    Other                                   1,642      1,465       1,361
                                            --------   --------    --------
 15      Total commercial                     51,926     42,459      44,736
                                            --------   --------    --------
 16        Total domestic loans              118,175    106,161     106,233

     Foreign
 17  Commercial and industrial                13,331     12,388      11,395
 18  Governments and official
       institutions                            1,220        862       3,527
 19  Banks and other financial
       institutions                            2,629      2,206       1,902
 20  Other                                     3,336      3,257       2,919
                                            --------   --------    --------
 21    Total foreign loans                    20,516     18,713      19,743
                                            --------   --------    --------
 22       Total Loans                       $138,691   $124,874    $125,976
                                            ========   ========    ========

  -------------------------------------------------------------------------
  /a/ Includes loans held for sale in the normal course of business of $52 million, $38 million, and $316 million at September 30, 1994, June 30, 1994, and September 30, 1993, respectively.

  /b/ Installment loans, individual lines of credit, and other consumer loans included the following aggregate amounts that were collateralized by junior mortgages on residential real estate: $13,658 million at September 30, 1994, $13,280 million at June 30, 1994, and $13,117 million at September 30, 1993.

  /c/ Excludes loans held for sale in the normal course of business that were originated with the intent to sell and are included in other assets of $930 million, $760 million, and $622 million at September 30, 1994, June 30, 1994, and
         September 30, 1993, respectively.

               BankAmerica Corporation and Subsidiaries
                           Financial Highlights


                                  Table 9
                       Selected Credit Quality Data

                                              Sept. 30   June 30   Sept. 30
     (in millions)                                1994      1994       1993
                                              --------   -------   --------

     Nonaccrual Assets:
  1    Construction and development
         loans secured by real estate           $  672    $  724     $1,545
  2    Commercial and industrial                   427       311        676
  3    Commercial loans secured by real
         estate                                    412       588        742
  4    Consumer                                    408       424        411
  5    Foreign, excluding restructuring
         country related                           145       161        209
                                                ------    ------     ------
  6        Total                                 2,064     2,208      3,583
  7    Restructuring country related                20        14        345
                                                ------    ------     ------

  8          Total Nonaccrual Assets            $2,084    $2,222     $3,928
                                                ======    ======     ======

  9  Restructured loans                         $  130    $  139     $  138
 10  Loans past due 90 days or more
       and still accruing interest/a/              420       498        661
 11  Other real estate owned                       570       472        589

  -------------------------------------------------------------------------
  /a/ Includes consumer loans of $238 million, $260 million, and $405 million at September 30, 1994, June 30, 1994, and
        September 30, 1993, respectively.


  =========================================================================

                                 Table 10
                  Analysis of Change in Nonaccrual Assets

                                                Third     Second      First
                                              Quarter    Quarter    Quarter
     (in millions)                               1994       1994       1994
                                              -------    -------    -------

  1  Balance, beginning of period              $2,222     $2,498     $2,886

     Additions:
  2    Loans placed on nonaccrual
         status                                   200        269        227
  3    Acquired in the Continental
         merger                                   245         --         --

     Deductions:
  4    Sales                                     (167)        (4)       (30)
  5    Restored to accrual status                (145)      (169)      (195)
  6    Foreclosures                               (19)       (32)       (72)
  7    Charge-offs                                (47)       (37)       (40)
  8    Other, primarily payments                 (205)      (303)      (278)
                                               ------     ------     ------

  9      Balance, End of Period                $2,084     $2,222     $2,498
                                               ======     ======     ======

              BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                Table 11
                     Net Credit Losses (Recoveries)

                                               Third      Second      Third
                                             Quarter     Quarter    Quarter
     (in millions)                              1994        1994       1993
                                             -------     -------    -------

     Domestic consumer:
  1   Residential first mortgages               $ 13        $ 13       $  5
  2   Credit card                                 74          85        102
  3   Other consumer                              43          54         66
     Domestic commercial:
  4   Commercial and industrial                  (25)         (3)        25
  5   Loans secured by real estate                 3          14         21
  6   Construction and development
        loans secured by real estate              20          (6)        40
  7   Loans for purchasing or carrying
        securities, financial institutions,
        lease financing, agricultural,
        and other commercial                      (5)         (3)         8
                                                ----        ----       ----
  8       Total domestic                         123         154        267
     Foreign:
  9   Restructuring country related               (1)         (4)       (26)
 10   Other foreign                              (16)          4         (5)
                                                ----        ----       ----
 11       Total foreign                          (17)         --        (31)
                                                ----        ----       ----

 12         Total Net Credit Losses             $106        $154       $236
                                                ====        ====       ====

                 BankAmerica Corporation and Subsidiaries
                   Consolidated Statement of Operations

                                                Third     Second     Third
                                              Quarter    Quarter   Quarter
     (in millions)                               1994       1994      1993
                                              -------    -------   -------

     Interest Income
  1  Loans, including fees                     $2,510     $2,294    $2,345
  2  Interest-bearing deposits in banks            87         74        49
  3  Federal funds sold                            16         15        12
  4  Securities purchased under
       resale agreements                           84         89        51
  5  Trading account assets                       116        122       111
  6  Available-for-sale and held-to-
       maturity securities                        340        345       377
                                               ------     ------    ------
  7      Total interest income                  3,153      2,939     2,945

     Interest Expense
  8  Deposits                                     868        753       732
  9  Federal funds purchased                        6          3         3
 10  Securities sold under repurchase
       agreements                                  82         97        55
 11  Other short-term borrowings                   71         59        51
 12  Long-term debt                               211        185       184
 13  Subordinated capital notes                    11         10        39
                                               ------     ------    ------
 14      Total interest expense                 1,249      1,107     1,064
                                               ------     ------    ------
 15      Net interest income                    1,904      1,832     1,881
 16  Provision for credit losses                  110        125       178
                                               ------     ------    ------
 17      Net interest income after
           provision for credit losses          1,794      1,707     1,703

     Noninterest Income
 18  Deposit account fees                         301        290       306
 19  Credit card fees                              86         85        88
 20  Trust fees                                    69         66        74
 21  Other fees and commissions                   279        262       275
 22  Net trading account related                   57         36        56
 23  Foreign exchange trading related              63         73        76
 24  Net gain (loss) on available-for-sale
       securities                                  (2)         7        14
 25  Net gain on sales of assets                   33         20        17
 26  Venture capital activities                    33         32        24
 27  Other income                                 156        147        77
                                               ------     ------    ------
 28      Total noninterest income               1,075      1,018     1,007

     Noninterest Expense
 29  Salaries                                     741        700       744
 30  Employee benefits                            186        180       140
 31  Occupancy                                    171        167       172
 32  Equipment                                    145        138       145
 33  Amortization of intangibles                  100         99       100
 34  Communications                                79         80        82
 35  Regulatory fees and related expenses          72         72        72
 36  Professional services                         54         53        63
 37  Other expense                                390        332       330
                                                ------     ------    ------
 38      Total noninterest expense              1,938      1,821     1,848
                                                ------     ------    ------
 39        Income before income taxes             931        904       862
 40  Provision for income taxes                   384        379       376
                                                ------     ------    ------

 41        Net Income                          $  547     $  525    $  486
                                               ======     ======    ======

                 BankAmerica Corporation and Subsidiaries
                   Consolidated Statement of Operations

                                                        Nine Months Ended
                                                             September 30
                                                       ------------------
     (in millions)                                       1994        1993
                                                       ------      ------
      Interest Income
  1   Loans, including fees                            $7,010      $7,134
  2   Interest-bearing deposits in banks                  217         140
  3   Federal funds sold                                   44          29
  4   Securities purchased under
        resale agreements                                 245         120
  5   Trading account assets                              349         270
  6   Available-for-sale and held-to-
        maturity securities                             1,040       1,058
                                                       ------      ------
  7       Total interest income                         8,905       8,751

      Interest Expense
  8   Deposits                                          2,318       2,256
  9   Federal funds purchased                              12          12
 10   Securities sold under repurchase
        agreements                                        258         112
 11   Other short-term borrowings                         191         145
 12   Long-term debt                                      565         550
 13   Subordinated capital notes                           31         100
                                                       ------      ------
 14      Total interest expense                         3,375       3,175
                                                       ------      ------
 15      Net interest income                            5,530       5,576
 16   Provision for credit losses                         360         653
                                                       ------      ------
 17      Net interest income after
           provision for credit losses                  5,170       4,923

      Noninterest Income
 18   Deposit account fees                                885         896
 19   Credit card fees                                    253         259
 20   Trust fees                                          202         222
 21   Other fees and commissions                          807         815
 22   Net trading account related                         109         198
 23   Foreign exchange trading related                    194         270
 24   Net gain on available-for-sale securities            25          45
 25   Net gain on sales of assets                          98          61
 26   Venture capital activities                           96          76
 27   Other income                                        427         312
                                                       ------      ------
 28      Total noninterest income                       3,096       3,154

      Noninterest Expense
 29   Salaries                                          2,151       2,157
 30   Employee benefits                                   524         435
 31   Occupancy                                           503         502
 32   Equipment                                           429         436
 33   Amortization of intangibles                         304         306
 34   Communications                                      237         249
 35   Regulatory fees and related expenses                214         235
 36   Professional services                               165         195
 37   Other expense                                     1,016         994
                                                       ------      ------
 38     Total noninterest expense                       5,543       5,509
                                                       ------      ------
 39       Income before income taxes                    2,723       2,568
 40   Provision for income taxes                        1,138       1,110
                                                       ------      ------

 41        Net Income                                  $1,585      $1,458
                                                       ======      ======

                  BankAmerica Corporation and Subsidiaries
                         Consolidated Balance Sheet


                                              Sept. 30   June 30   Sept. 30
      (in millions)                               1994      1994       1993
                                               -------   -------   --------

      Assets
  1   Cash and due from banks                 $ 12,493  $ 10,137   $ 10,410
  2   Interest-bearing deposits in banks         4,884     4,707      2,646
  3   Federal funds sold                           570     2,758      2,036
  4   Securities purchased under resale
        agreements                               4,474     4,933      2,393
  5   Trading account assets                     7,103     5,714      7,845
  6   Available-for-sale securities             11,166     8,938      3,515
  7   Held-to-maturity securities                8,700    11,734     16,810

  8   Loans                                    138,691   124,874    125,976
  9   Less: Allowance for credit losses          3,625     3,414      3,715
                                              --------  --------   --------
 10     Net loans                              135,066   121,460    122,261
 11   Premises and equipment, net                3,935     3,705      3,584
 12   Customers' acceptance liability              833       935        847
 13   Accrued interest receivable                1,221     1,097      1,020
 14   Other real estate owned                      570       472        589
 15   Goodwill, net                              4,394     3,886      4,097
 16   Identifiable intangibles, net              2,213     2,078      2,249
 17   Unrealized gains on off-balance-
        sheet instruments                        7,783     8,650         --
 18   Other assets                               8,825     6,339      6,807
                                              --------  --------   --------
 19       Total Assets                        $214,230  $197,543   $187,109
                                              ========  ========   ========
      Liabilities & Stockholders' Equity
      Deposits in domestic offices:
 20     Interest-bearing                      $ 91,872  $ 86,568   $ 90,774
 21     Noninterest-bearing                     33,006    31,009     31,560
      Deposits in foreign offices:
 22     Interest-bearing                        25,981    22,898     17,272
 23     Noninterest-bearing                      1,807     1,560      1,363
                                              --------  --------   --------
 24       Total deposits                       152,666   142,035    140,969
 25   Federal funds purchased                    1,690       223        602
 26   Securities sold under repurchase
        agreements                               5,278     6,332      3,465
 27   Other short-term borrowings                5,796     3,537      3,083
 28   Acceptances outstanding                      833       935        847
 29   Accrued interest payable                     719       550        548
 30   Unrealized losses on off-balance-
        sheet instruments                        8,007     8,727         --
 31   Other liabilities                          5,202     3,894      5,849
 32   Long-term debt                            14,504    13,611     14,008
 33   Subordinated capital notes                   605       606        933
                                              --------  --------   --------
 34       Total liabilities                    195,300   180,450    170,304

      Stockholders' Equity
 35   Preferred stock                            3,368     2,979      2,979
 36   Common stock                                 580       561        559
 37   Additional paid-in capital                 7,732     7,150      7,094
 38   Retained earnings                          7,480     7,131      6,187
 39   Net unrealized losses on available-
        for-sale securities                       (201)     (210)        --
 40   Common stock in treasury, at cost            (29)     (518)       (14)
                                               -------   -------    -------
 41       Total stockholders' equity            18,930    17,093     16,805
                                               -------   -------    -------

 42         Total Liabilities and
              Stockholders' Equity            $214,230  $197,543   $187,109
                                              ========  ========   ========